UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                    October 1, 2001

DISPLAY TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	0-14427	33-2286268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 McCullough Drive, Charlotte, North Carolina 28262

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code                                 (704) 548-1931

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.        OTHER EVENTS

(a)      The Company has entered into amendments to its loan facility with SouthTrust Bank which extends the due date of the loans thereunder to January 31, 2002. See the Exhibits indexed under Item 7. The present balance of the facility is approximately $9,990,492. During the extension period the Company’s subsidiaries are required to seek purchasers for their respective businesses and such sales are being actively pursued. The total net proceeds of any such sales are required to be applied against the secured loans. Such proceeds are unlikely to exceed the amounts owed to the Company’s secured lenders.

(b)       James Taylor, the President and Chief Executive Officer of the Company, has resigned as an officer and director. Bill Lunsford has assumed the office of President in addition to his position of Secretary and Chief Financial Officer. Mr. Lunsford has also been elected a director of the Company.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

	10.158	Form of Amendment to Amended and Restated Term Note*

	10.159	Form of Amended and Restated Revolving Note*

	10.160	Form of Forbearance Agreement (Ad Art Loan Agreement)*

	10.161	Form of Amendment to Forbearance Agreement*

	10.162	Form of Amendment to Loan and Security Agreement and Promissory Notes (Ad Art)*

	10.163	Form of Amendment to Loan and Security Agreement and Promissory Notes (Don Bell)*

	10.164	Form of Second Amendment to Loan and Security Agreement and Promissory Notes (Don Bell)*

	10.165	Form of Third Amendment to Loan and Security Agreement and Promissory Notes (Don Bell)*

	10.166	Form of Fourth Amendment to Loan and Security Agreement and Promissory Notes (Don Bell Industries)*

	10.167	Form of Fifth Amendment to Loan and Security Agreement and Promissory Notes (Don Bell Industries)*

	10.168	Form of Guaranty of Payment*

	10.169	Form of Security Agreement*

	10.170	Form of Amended and Restated Stock Pledge Agreement*

*   Filed herewith.  The foregoing numbered exhibits are the same as listed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2001, however listed exhibits have been reordered.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DISPLAY TECHNOLOGIES, INC. (Registrant)

By: /s/ Bill Lunsford Bill Lunsford President and Chief Executive Officer

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